                                                Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	July 25, 2024		574-235-2000

1st Source Corporation Reports Record Second Quarter Results,
Increased Cash Dividend Declared
QUARTERLY HIGHLIGHTS
•Net income was $36.79 million for the quarter, up $4.36 million or 13.44% from the second quarter of 2023. Diluted net income per common share was $1.49, up $0.19 or 14.62% from the prior year’s second quarter of $1.30.
•Cash dividend increase of two cents per share to $0.36 per common share for the quarter was approved, up 12.50% from the cash dividend declared a year ago.
•Average loans and leases grew $102.14 million in the second quarter, up 1.57% (6.28% annualized growth) from the previous quarter and $465.05 million, up 7.57% from the second quarter of 2023.
•Average deposits grew $172.57 million in the second quarter, up 2.46% from the previous quarter and $244.60 million, up 3.52% from the second quarter of 2023.
•Tax-equivalent net interest income was $74.19 million, up $2.13 million or 2.96% from the first quarter of 2024 and up $5.50 million, or 8.00% from the second quarter a year ago. Tax-equivalent net interest margin was 3.59%, up five basis points from the previous quarter and up 11 basis points from the second quarter a year ago.
•Net recoveries of $1.99 million or 0.12% of average loans and leases occurred during the quarter compared to net charge-offs of $6.12 million or 0.38% of average loans and leases during the previous quarter.
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported record quarterly net income of $36.79 million for the second quarter of 2024, up $7.34 million or 24.91% from the previous quarter and up 13.44% from the $32.44 million reported in the second quarter a year ago. Year-to-date 2024 net income was $66.25 million compared to $63.56 million during the first six months of 2023. Diluted net income per common share for the second quarter of 2024 was $1.49, up $0.30 or 25.21% from the previous quarter and up 14.62%, versus $1.30 in the second quarter of 2023. Diluted net income per common share for the first half of 2024 was $2.68 compared to $2.55 a year earlier.
At its July 2024 meeting, the Board of Directors approved an increase in the cash dividend of two cents per share, raising the approved dividend for the quarter to $0.36 per common share, up 12.50% from the cash dividend declared a year ago. The cash dividend is payable to shareholders of record on August 5, 2024, and will be paid on August 15, 2024.

Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “We are very pleased to have achieved record quarterly earnings during the second quarter. Average loans and leases grew $102.14 million, up 1.57%, and average deposits increased $172.53 million, or 2.46% compared to the previous quarter. Disciplined loan and lease pricing led to an improvement in our net interest margin of five basis points from the prior quarter. This marks the third consecutive quarter of margin expansion despite persistent deposit rate competition. We were also helped by net recoveries of $1.99 million during the quarter. Nonperforming assets to loans and leases at June 30, 2024, was 0.31%, down from 0.34% at March 31, 2024, and the allowance for loan and lease losses as a percentage of total loans and leases remained strong and unchanged from the previous quarter at 2.26%. Additionally, our liquidity and capital positions remained strong.
“During the quarter, we were excited to learn that 1st Source was named by Forbes’ as one of America’s Best Banks! We ranked #14 on the list and the only bank in Indiana to be in the top 15. This award is a proof point that we are holding true to our long-standing commitment of helping our clients achieve security, build wealth, and realize their dreams by building a fortress-like balance sheet and quality, sustainable earnings to help us better serve them!
“The proof points continued to roll in this quarter as we also were named to the Forbes’ Best in State Banks and Best Employers for New Grads lists. Finally, US News & World Report recently announced that 1st Source Bank was named a “Best Company to Work For” in the Midwest. It is an honor to receive this blend of awards because it emphasizes our stability as a bank not only financially, but also culturally.
“We strive to provide our colleagues with an engaging work environment that upholds our core values of integrity, teamwork, and superior quality paired with outstanding client service and community leadership. In keeping with our commitment to our community, we have remodeled both our Dunlap and our Bristol Street Banking Centers to feature our side-by-side banking model. This experience invites clients behind the teller line, allowing for clients and bankers to have a more transparent and inclusive relationship.”, Mr. Murphy concluded.

SECOND QUARTER 2024 FINANCIAL RESULTS
Loans
Second quarter average loans and leases increased $102.14 million to $6.61 billion, up 1.57% from the previous quarter and increased $465.05 million, up 7.57% from the second quarter a year ago. Year-to-date average loans and leases increased $466.17 million to $6.56 billion, up 7.66% from the first six months of 2023. Growth during the quarter occurred primarily within the Construction Equipment, Renewable Energy and Auto and Light Truck portfolios.
Deposits
Average deposits of $7.18 billion, increased $172.57 million, or 2.46% from the previous quarter, and grew $244.60 million or 3.52% compared to the quarter ended June 30, 2023. Average deposits for the first six months of 2024 were $7.10 billion, an increase of $193.15 million, up 2.80% from the same period a year ago. Average deposit balance growth from the previous quarter was primarily due to expected seasonal public fund deposit inflows. Average deposit balance growth from the second quarter of 2023 was primarily in savings, time, and brokered deposits.

End of period deposits were $7.20 billion at June 30, 2024, compared to $7.06 billion at March 31, 2024. Balances were higher mainly due to increased public fund deposits and time deposits, offset by decreased noninterest bearing deposits and brokered deposits. Rate competition for deposits persisted during the quarter from various areas including traditional bank and credit union competitors, money market funds, bond markets, and other non-bank alternatives.
Net Interest Income and Net Interest Margin
Second quarter 2024 tax-equivalent net interest income increased $2.13 million to $74.19 million, up 2.96% from the previous quarter and increased $5.50 million, up 8.00% from the second quarter a year ago. For the first six months of 2024, tax equivalent net interest income increased $7.77 million to $146.26 million, up 5.61% from the first half of 2023.
Second quarter 2024 net interest margin was 3.59%, an increase of five basis points from the 3.54% in the previous quarter and an increase of 12 basis points from the same period in 2023. On a fully tax-equivalent basis, second quarter 2024 net interest margin was 3.59%, up by five basis points compared to the 3.54% in the previous quarter, and an increase of 11 basis points from the same period in 2023. The five basis point increase from the prior quarter was primarily due to higher rates on loan and lease balances and less reliance on higher costing short-term borrowings.
Net interest margin for the first six months of 2024 was 3.56%, an increase of three basis points compared to the first six months of 2023. Net interest margin on a fully-tax equivalent basis for the first half of 2024 was 3.57%, an increase of three basis points compared to the first half of the prior year.
Noninterest Income
Second quarter 2024 noninterest income of $23.22 million increased $1.07 million, up 4.81% from the previous quarter, and was up modestly compared to the second quarter a year ago. For the first six months of 2024, noninterest income decreased slightly from the same period a year ago.
The increase in noninterest income compared to the previous quarter was mainly due to higher trust and wealth advisory income primarily from seasonal tax preparation fee income and improvements in overall investment market performance. Additionally, increased debit card income, and a rise in mortgage banking income from higher sales volumes were offset by lower equipment rental income due to a change in customer preferences and continued competitive pricing pressure for new business.
Noninterest Expense
Second quarter 2024 noninterest expense of $49.49 million was relatively flat compared to the prior quarter and increased slightly from the second quarter a year ago. For the first six months of 2024, noninterest expense was $99.08 million, up marginally from the same period a year ago.

The increase in noninterest expense compared to the second quarter and first six months of 2023 was the result of higher salaries and wages from normal merit increases, the impact of wage inflation and an increase in the number of employees filling prior open positions and a $1.08 million reversal of accrued legal fees during the first quarter of 2023. Additionally, increased data processing costs from technology projects, higher blanket bond insurance premium costs, as well as an increase in business development and marketing expenses, added to the increase. These increases were offset by reduced group insurance claims, lower leased equipment depreciation, a decrease in the loan loss provision for unfunded commitments and gains on the sale of leased equipment.
Credit
The allowance for loan and lease losses of $150.07 million as of June 30, 2024, was 2.26% of total loans and leases. This percentage compared to 2.26% at March 31, 2024, and 2.31% at June 30, 2023. Net recoveries of $1.99 million were recorded for the second quarter of 2024, compared with $6.12 million of net charge-offs in the prior quarter and net recoveries of $0.98 million in the same quarter a year ago. The majority of the second quarter’s recoveries were related to activity in our Construction, Auto and Light Truck and Aircraft portfolios.
The provision for credit losses was $0.06 million for the second quarter of 2024, a decrease of $6.54 million from the previous quarter and an increase of $0.01 million compared with the same period in 2023. Net recoveries recorded during the quarter, compared to net charge-offs in the previous quarter, were the primary reason for the decrease in the provision for credit losses. The provision for credit losses during the quarter was driven by modest loan growth, an increase in specific impairments, and overall higher special attention outstandings, offset by a decrease in aircraft portfolio loan balances which carry a higher allowance due to historical risk volatility. The ratio of nonperforming assets to loans and leases was 0.31% as of June 30, 2024, compared to 0.34% on March 31, 2024, and 0.33% on June 30, 2023.
Capital
As of June 30, 2024, the common equity-to-assets ratio was 11.75%, compared to 11.65% at March 31, 2024, and 10.95% a year ago. The tangible common equity-to-tangible assets ratio was 10.91% at June 30, 2024, compared to 10.79% at March 31, 2024, and 10.05% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines was 13.74% at June 30, 2024 compared to 13.48% at March 31, 2024 and 13.59% a year ago.
Capital accretion over the last twelve months has been driven primarily by growth in retained earnings and a reduction in unrealized losses in our short-duration investment securities available-for-sale portfolio.
No shares were repurchased for treasury during the second quarter of 2024.

ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.

1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy-duty trucks, and construction equipment. The Corporation includes 78 banking centers, 18 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations, 10 1st Source Insurance offices, and three loan production offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “hope,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
2nd QUARTER 2024 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
AVERAGE BALANCES
Assets	$8,761,006	$8,652,144	$8,362,308	$8,706,575	$8,342,977
Earning assets	8,303,518	8,182,165	7,921,528	8,242,841	7,893,218
Investments	1,554,362	1,608,094	1,697,699	1,581,228	1,732,964
Loans and leases	6,606,209	6,504,069	6,141,157	6,555,139	6,088,970
Deposits	7,183,678	7,011,105	6,939,082	7,097,391	6,904,237
Interest bearing liabilities	5,922,916	5,783,480	5,496,112	5,853,199	5,421,221
Common shareholders’ equity	1,027,138	1,006,286	926,157	1,016,712	908,325
Total equity	1,098,740	1,084,654	985,406	1,091,697	967,742
INCOME STATEMENT DATA
Net interest income	$74,050	$71,915	$68,516	$145,965	$138,081
Net interest income - FTE(1)	74,194	72,063	68,695	146,257	138,486
Provision for credit losses	56	6,595	47	6,651	3,096
Noninterest income	23,221	22,156	22,769	45,377	46,092
Noninterest expense	49,491	49,586	49,165	99,077	98,586
Net income	36,805	29,462	32,447	66,267	63,578
Net income available to common shareholders	36,793	29,455	32,435	66,248	63,559
PER SHARE DATA
Basic net income per common share	$1.49	$1.19	$1.30	$2.68	$2.55
Diluted net income per common share	1.49	1.19	1.30	2.68	2.55
Common cash dividends declared	0.34	0.34	0.32	0.68	0.64
Book value per common share(2)	42.58	41.26	37.31	42.58	37.31
Tangible book value per common share(1)	39.16	37.83	33.92	39.16	33.92
Market value - High	53.74	55.25	47.94	55.25	53.85
Market value - Low	47.30	48.32	38.77	47.30	38.77
Basic weighted average common shares outstanding	24,495,495	24,459,088	24,686,435	24,477,292	24,686,760
Diluted weighted average common shares outstanding	24,495,495	24,459,088	24,686,435	24,477,292	24,686,760
KEY RATIOS
Return on average assets	1.69%	1.37%	1.56%	1.53%	1.54%
Return on average common shareholders’ equity	14.41	11.77	14.05	13.10	14.11
Average common shareholders’ equity to average assets	11.72	11.63	11.08	11.68	10.89
End of period tangible common equity to tangible assets(1)	10.91	10.79	10.05	10.91	10.05
Risk-based capital - Common Equity Tier 1(3)	13.74	13.48	13.59	13.74	13.59
Risk-based capital - Tier 1(3)	15.38	15.15	15.20	15.38	15.20
Risk-based capital - Total(3)	16.64	16.41	16.46	16.64	16.46
Net interest margin	3.59	3.54	3.47	3.56	3.53
Net interest margin - FTE(1)	3.59	3.54	3.48	3.57	3.54
Efficiency ratio: expense to revenue	50.88	52.71	53.86	51.78	53.53
Efficiency ratio: expense to revenue - adjusted(1)	50.78	52.56	53.23	51.65	53.07
Net (recoveries) charge-offs to average loans and leases	(0.12)	0.38	(0.06)	0.13	(0.04)
Loan and lease loss allowance to loans and leases	2.26	2.26	2.31	2.26	2.31
Nonperforming assets to loans and leases	0.31	0.34	0.33	0.31	0.33

	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
END OF PERIOD BALANCES
Assets	$8,878,003	$8,667,837	$8,727,958	$8,525,058	$8,414,818
Loans and leases	6,652,999	6,562,772	6,518,505	6,353,648	6,215,343
Deposits	7,195,924	7,055,311	7,038,581	6,967,492	6,976,518
Allowance for loan and lease losses	150,067	148,024	147,552	144,074	143,542
Goodwill and intangible assets	83,907	83,912	83,916	83,921	83,897
Common shareholders’ equity	1,043,515	1,009,886	989,568	924,250	921,020
Total equity	1,114,855	1,081,549	1,068,263	982,997	980,087
ASSET QUALITY
Loans and leases past due 90 days or more	$185	$26	$149	$154	$56
Nonaccrual loans and leases	20,297	22,097	23,381	16,617	20,481
Other real estate	—	—	—	117	193
Repossessions	352	308	705	233	47
Total nonperforming assets	$20,834	$22,431	$24,235	$17,121	$20,777
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	June 30,	March 31,	December 31,	June 30,
	2024	2024	2023	2023
ASSETS
Cash and due from banks	$89,592	$41,533	$77,474	$86,742
Federal funds sold and interest bearing deposits with other banks	179,651	39,381	52,194	25,933
Investment securities available-for-sale, at fair value	1,523,548	1,583,244	1,622,600	1,661,405
Other investments	24,585	25,075	25,075	25,320
Mortgages held for sale	2,763	2,881	1,442	2,321
Loans and leases, net of unearned discount:
Commercial and agricultural	721,235	731,527	766,223	797,188
Renewable energy	459,441	413,662	399,708	376,905
Auto and light truck	1,009,967	997,465	966,912	901,054
Medium and heavy duty truck	315,157	303,799	311,947	319,634
Aircraft	1,058,591	1,104,058	1,078,172	1,060,340
Construction equipment	1,132,556	1,092,585	1,084,752	1,012,969
Commercial real estate	1,164,598	1,135,595	1,129,861	985,323
Residential real estate and home equity	654,357	643,856	637,973	617,495
Consumer	137,097	140,225	142,957	144,435
Total loans and leases	6,652,999	6,562,772	6,518,505	6,215,343
Allowance for loan and lease losses	(150,067)	(148,024)	(147,552)	(143,542)
Net loans and leases	6,502,932	6,414,748	6,370,953	6,071,801
Equipment owned under operating leases, net	13,886	16,691	20,366	26,582
Premises and equipment, net	48,201	45,689	46,159	44,089
Goodwill and intangible assets	83,907	83,912	83,916	83,897
Accrued income and other assets	408,938	414,683	427,779	386,728
Total assets	$8,878,003	$8,667,837	$8,727,958	$8,414,818
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,578,762	$1,618,498	$1,655,728	$1,721,947
Interest-bearing deposits:
Interest-bearing demand	2,543,724	2,364,751	2,430,833	2,528,231
Savings	1,255,154	1,270,401	1,213,334	1,163,166
Time	1,818,284	1,801,661	1,738,686	1,563,174
Total interest-bearing deposits	5,617,162	5,436,813	5,382,853	5,254,571
Total deposits	7,195,924	7,055,311	7,038,581	6,976,518
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	70,767	82,591	55,809	69,308
Other short-term borrowings	217,450	166,989	256,550	118,377
Total short-term borrowings	288,217	249,580	312,359	187,685
Long-term debt and mandatorily redeemable securities	39,136	39,406	47,911	46,649
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	181,107	183,227	202,080	165,115
Total liabilities	7,763,148	7,586,288	7,659,695	7,434,731
SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at June 30, 2024, March 31, 2024, December 31, 2023, and June 30, 2023, respectively	436,538	436,538	436,538	436,538
Retained earnings	841,790	812,413	789,842	744,442
Cost of common stock in treasury (3,698,651, 3,728,016, 3,771,070, and 3,523,113 shares at June 30, 2024, March 31, 2024, December 31, 2023, and June 30, 2023, respectively)	(129,248)	(129,790)	(130,489)	(120,410)
Accumulated other comprehensive loss	(105,565)	(109,275)	(106,323)	(139,550)
Total shareholders’ equity	1,043,515	1,009,886	989,568	921,020
Noncontrolling interests	71,340	71,663	78,695	59,067
Total equity	1,114,855	1,081,549	1,068,263	980,087
Total liabilities and equity	$8,878,003	$8,667,837	$8,727,958	$8,414,818

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Interest income:
Loans and leases	$113,101	$109,202	$93,300	$222,303	$179,989
Investment securities, taxable	5,900	6,079	5,946	11,979	12,594
Investment securities, tax-exempt	254	260	330	514	812
Other	1,914	927	978	2,841	1,615
Total interest income	121,169	116,468	100,554	237,637	195,010
Interest expense:
Deposits	43,095	39,744	28,870	82,839	50,133
Short-term borrowings	2,158	3,102	1,625	5,260	3,018
Subordinated notes	1,061	1,061	1,028	2,122	2,048
Long-term debt and mandatorily redeemable securities	805	646	515	1,451	1,730
Total interest expense	47,119	44,553	32,038	91,672	56,929
Net interest income	74,050	71,915	68,516	145,965	138,081
Provision for credit losses	56	6,595	47	6,651	3,096
Net interest income after provision for credit losses	73,994	65,320	68,469	139,314	134,985
Noninterest income:
Trust and wealth advisory	7,081	6,287	6,467	13,368	12,146
Service charges on deposit accounts	3,203	3,070	3,118	6,273	6,121
Debit card	4,562	4,201	4,701	8,763	9,208
Mortgage banking	1,280	950	926	2,230	1,728
Insurance commissions	1,611	1,776	1,641	3,387	3,670
Equipment rental	1,257	1,671	2,326	2,928	4,829
Losses on investment securities available-for-sale	—	—	—	—	(44)
Other	4,227	4,201	3,590	8,428	8,434
Total noninterest income	23,221	22,156	22,769	45,377	46,092
Noninterest expense:
Salaries and employee benefits	29,238	29,572	28,236	58,810	56,833
Net occupancy	2,908	2,996	2,676	5,904	5,298
Furniture and equipment	1,265	1,149	1,414	2,414	2,721
Data processing	6,712	6,500	6,268	13,212	12,425
Depreciation – leased equipment	999	1,288	1,876	2,287	3,898
Professional fees	1,713	1,345	1,704	3,058	2,386
FDIC and other insurance	1,627	1,657	1,344	3,284	2,704
Business development and marketing	2,026	1,744	1,649	3,770	3,621
Other	3,003	3,335	3,998	6,338	8,700
Total noninterest expense	49,491	49,586	49,165	99,077	98,586
Income before income taxes	47,724	37,890	42,073	85,614	82,491
Income tax expense	10,919	8,428	9,626	19,347	18,913
Net income	36,805	29,462	32,447	66,267	63,578
Net (income) loss attributable to noncontrolling interests	(12)	(7)	(12)	(19)	(19)
Net income available to common shareholders	$36,793	$29,455	$32,435	$66,248	$63,559
Per common share:
Basic net income per common share	$1.49	$1.19	$1.30	$2.68	$2.55
Diluted net income per common share	$1.49	$1.19	$1.30	$2.68	$2.55
Basic weighted average common shares outstanding	24,495,495	24,459,088	24,686,435	24,477,292	24,686,760
Diluted weighted average common shares outstanding	24,495,495	24,459,088	24,686,435	24,477,292	24,686,760

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,524,751	$5,900	1.56%	$1,576,579	$6,079	1.55%	$1,655,790	$5,946	1.44%
Tax exempt(1)	29,611	319	4.33%	31,515	327	4.17%	41,909	411	3.93%
Mortgages held for sale	4,179	65	6.26%	1,830	34	7.47%	1,879	28	5.98%
Loans and leases, net of unearned discount(1)	6,606,209	113,115	6.89%	6,504,069	109,249	6.76%	6,141,157	93,370	6.10%
Other investments	138,768	1,914	5.55%	68,172	927	5.47%	80,793	978	4.86%
Total earning assets(1)	8,303,518	121,313	5.88%	8,182,165	116,616	5.73%	7,921,528	100,733	5.10%
Cash and due from banks	60,908			61,889			72,880
Allowance for loan and lease losses	(149,688)			(148,982)			(144,337)
Other assets	546,268			557,072			512,237
Total assets	$8,761,006			$8,652,144			$8,362,308

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$5,603,880	$43,095	3.09%	$5,394,854	$39,744	2.96%	$5,192,206	$28,870	2.23%
Short-term borrowings:
Securities sold under agreements to repurchase	61,729	146	0.95%	47,973	47	0.39%	69,301	32	0.19%
Other short-term borrowings	159,953	2,012	5.06%	234,672	3,055	5.24%	129,230	1,593	4.94%
Subordinated notes	58,764	1,061	7.26%	58,764	1,061	7.26%	58,764	1,028	7.02%
Long-term debt and mandatorily redeemable securities	38,590	805	8.39%	47,217	646	5.50%	46,611	515	4.43%
Total interest-bearing liabilities	5,922,916	47,119	3.20%	5,783,480	44,553	3.10%	5,496,112	32,038	2.34%
Noninterest-bearing deposits	1,579,798			1,616,251			1,746,876
Other liabilities	159,552			167,759			133,914
Shareholders’ equity	1,027,138			1,006,286			926,157
Noncontrolling interests	71,602			78,368			59,249
Total liabilities and equity	$8,761,006			$8,652,144			$8,362,308
Less: Fully tax-equivalent adjustments		(144)			(148)			(179)
Net interest income/margin (GAAP-derived)(1)		$74,050	3.59%		$71,915	3.54%		$68,516	3.47%
Fully tax-equivalent adjustments		144			148			179
Net interest income/margin - FTE(1)		$74,194	3.59%		$72,063	3.54%		$68,695	3.48%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Six Months Ended
	June 30, 2024			June 30, 2023
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,550,665	$11,979	1.55%	$1,683,330	$12,594	1.51%
Tax exempt(1)	30,563	646	4.25%	49,634	1,016	4.13%
Mortgages held for sale	3,004	99	6.63%	2,143	60	5.65%
Loans and leases, net of unearned discount(1)	6,555,139	222,364	6.82%	6,088,970	180,130	5.97%
Other investments	103,470	2,841	5.52%	69,141	1,615	4.71%
Total earning assets(1)	8,242,841	237,929	5.80%	7,893,218	195,415	4.99%
Cash and due from banks	61,399			72,403
Allowance for loan and lease losses	(149,335)			(142,705)
Other assets	551,670			520,061
Total assets	$8,706,575			$8,342,977

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	5,499,367	82,839	3.03%	5,090,713	50,133	1.99%
Short-term borrowings:
Securities sold under agreements to repurchase	54,851	193	0.71%	101,721	72	0.14%
Other short-term borrowings	197,313	5,067	5.16%	124,024	2,946	4.79%
Subordinated notes	58,764	2,122	7.26%	58,764	2,048	7.03%
Long-term debt and mandatorily redeemable securities	42,904	1,451	6.80%	45,999	1,730	7.58%
Total interest-bearing liabilities	5,853,199	91,672	3.15%	5,421,221	56,929	2.12%
Noninterest-bearing deposits	1,598,024			1,813,524
Other liabilities	163,655			140,490
Shareholders’ equity	1,016,712			908,325
Noncontrolling interests	74,985			59,417
Total liabilities and equity	$8,706,575			$8,342,977
Less: Fully tax-equivalent adjustments		(292)			(405)
Net interest income/margin (GAAP-derived)(1)		$145,965	3.56%		$138,081	3.53%
Fully tax-equivalent adjustments		292			405
Net interest income/margin - FTE(1)		$146,257	3.57%		$138,486	3.54%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2024	2024	2023	2024	2023
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$121,169	$116,468	$100,554	$237,637	$195,010
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	79	81	98	160	201
(C)	– Tax exempt investment securities	65	67	81	132	204
(D)	Interest income – FTE (A+B+C)	121,313	116,616	100,733	237,929	195,415
(E)	Interest expense (GAAP)	47,119	44,553	32,038	91,672	56,929
(F)	Net interest income (GAAP) (A-E)	74,050	71,915	68,516	145,965	138,081
(G)	Net interest income - FTE (D-E)	74,194	72,063	68,695	146,257	138,486
(H)	Annualization factor	4.022	4.022	4.011	2.011	2.017
(I)	Total earning assets	$8,303,518	$8,182,165	$7,921,528	$8,242,841	$7,893,218
	Net interest margin (GAAP-derived) (F*H)/I	3.59%	3.54%	3.47%	3.56%	3.53%
	Net interest margin – FTE (G*H)/I	3.59%	3.54%	3.48%	3.57%	3.54%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$74,050	$71,915	$68,516	$145,965	$138,081
(G)	Net interest income – FTE	74,194	72,063	68,695	146,257	138,486
(J)	Plus: noninterest income (GAAP)	23,221	22,156	22,769	45,377	46,092
(K)	Less: gains/losses on investment securities and partnership investments	(929)	(1,037)	(748)	(1,966)	(2,270)
(L)	Less: depreciation – leased equipment	(999)	(1,288)	(1,876)	(2,287)	(3,898)
(M)	Total net revenue (GAAP) (F+J)	97,271	94,071	91,285	191,342	184,173
(N)	Total net revenue – adjusted (G+J–K–L)	95,487	91,894	88,840	187,381	178,410
(O)	Noninterest expense (GAAP)	49,491	49,586	49,165	99,077	98,586
(L)	Less:depreciation – leased equipment	(999)	(1,288)	(1,876)	(2,287)	(3,898)
(P)	Noninterest expense – adjusted (O–L)	48,492	48,298	47,289	96,790	94,688
	Efficiency ratio (GAAP-derived) (O/M)	50.88%	52.71%	53.86%	51.78%	53.53%
	Efficiency ratio – adjusted (P/N)	50.78%	52.56%	53.23%	51.65%	53.07%

		End of Period
		June 30,	March 31,	June 30,
		2024	2024	2023
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$1,043,515	$1,009,886	$921,020
(R)	Less: goodwill and intangible assets	(83,907)	(83,912)	(83,897)
(S)	Total tangible common shareholders’ equity (Q–R)	$959,608	$925,974	$837,123
(T)	Total assets (GAAP)	8,878,003	8,667,837	8,414,818
(R)	Less: goodwill and intangible assets	(83,907)	(83,912)	(83,897)
(U)	Total tangible assets (T–R)	$8,794,096	$8,583,925	$8,330,921
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	11.75%	11.65%	10.95%
	Tangible common equity-to-tangible assets ratio (S/U)	10.91%	10.79%	10.05%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$1,043,515	$1,009,886	$921,020
(V)	Actual common shares outstanding	24,507,023	24,477,658	24,682,561
	Book value per common share (GAAP-derived) (Q/V)*1000	$42.58	$41.26	$37.31
	Tangible common book value per share (S/V)*1000	$39.16	$37.83	$33.92

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